MANAGEMENT AGREEMENT


     This Management Agreement (this "Agreement") is made and entered into as of August __, 1997, by and between Mrs. Fields' Original Cookies, Inc. (the
"Manager") and Pretzel Time, Inc., a Delaware corporation ("PTI"); "Party" in the singular or "Parties" in the plural.

                                 R E C I T A L S

         WHEREAS, the Manager is engaged in the business of owning, operating and franchising retail fast food stores, and possesses certain valuable management and operational skills, experience and resources, and general administrative skills and resources, including in the financial, accounting, tax, franchising and legal compliance disciplines; and

         WHEREAS, Mrs. Fields' Holding Company ("MFHC"), the parent company of the Manager, pursuant to that certain Stock Acquisition Agreement of even date by and between MFHC and PTI (the "Acquisition Agreement") and the Related Transaction Documents (as defined in the Acquisition Agreement), has acquired, or concurrently with the execution of this Agreement will acquire, majority ownership of the capital stock of PTI; and

     WHEREAS, the Parties desire to provide for the management of PTI by the officers and employees of Manager; and

     WHEREAS, the Manager is prepared to provide management services to PTI as more fully described herein; and

         WHEREAS, the directors and shareholders of the Parties have approved and consented to the Parties entering into this Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

         1.       Agreement to Perform Services.

                  1.1 Engagement of Manager. PTI hereby engages the Manager to perform the Services (as defined in Section 3 of this Agreement), and the Manager agrees to perform such Services in accordance with the terms and conditions of this Agreement.

                  1.2      Performance of Manager.

                           (a) Manager  covenants with PTI to use its reasonable
                  best efforts and diligent skill and judgment in the performance of its duties and obligations hereunder. Manager shall perform its duties and obligations under this Agreement in accordance with the provisions of this Agreement, and shall do so in an efficient, expeditious and economical manner.

                           (b) In providing the  Services,  Manager shall have a
                  duty to act, and to cause its agents to act, in a reasonably prudent manner, but neither Manager nor any director, officer, employee, member or agent of Manager shall be liable to PTI for any error in judgment or mistake of law or for any loss incurred by PTI in connection with the matters to which this Agreement relates, except that the Manager shall be responsible for a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Manager.

                  1.3 Manager's Personnel. Manager shall cause the services of its employees and officers to be made available as needed or requested by PTI and its Board of Directors. In performing its obligations
         hereunder,   Manager  and  Manager's  employees  shall  be  independent contractors and not employees of PTI. Manager shall comply with all applicable laws, rules and regulations relating to the duties and obligations of Manager under this Agreement, including those pertaining to labor, employment and franchising.
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         2.  Budget.  For each  partial or full fiscal year of PTI,  the Manager shall prepare an operating budget and a capital budget (collectively the "Budgets" and individually the "Operating Budget" and the "Capital Budget" respectively). The Operating Budget shall set forth PTI's projected revenues and estimated costs for the conduct of its business (including costs payable to the Manager under this Agreement). The Capital Budget shall identify proposed capital expenditures by type and amount and shall set forth the source and estimated cost to acquire the funds. The Parties and the shareholders and directors of PTI shall have prepared and approved Budgets for the partial fiscal year ending on December 29, 1997 and for the fiscal year ending December 29, 1998, prior to execution of this Agreement, copies of which are attached hereto as Exhibit "A" and by reference made a part hereof. Each Budget shall be substantially in the same form and detail as Exhibit "A". Budgets for subsequent fiscal years shall not require the approval of PTI's shareholders, but shall require the approval of PTI's Board of Directors (including the approval of one "Lisiewski Director" and one "Fields Director," as those terms are defined in the Bylaws of PTI). If one Lisiewski Director and one Fields Director do not agree to any proposed Budget, the Budget for the prior fiscal year shall be applied to the next fiscal year.

         3. Compensation of Manager. For the Services to be provided hereunder, PTI shall pay to the Manager:

     3.1 The amount of the "Management Costs" set forth in the Budget, representing the estimated costs and expenses to be incurred by Manager during the fiscal period covered by the Budget in performing Manager's obligations under this Agreement, including, without limitation, payment of all compensation to Manager's employees, payroll burdens, taxes, withholding taxes, as well as accounting, financial, legal and other overhead expenses of Manager attributable to the performance of Manager's obligations under this Agreement;

     3.2 The "Management Fee" set forth in the Budget, payable in equal monthly installments;

     3.3 The amount necessary to reimburse Manager for all out-of-pocket costs incurred or paid to third parties for services provided to PTI including, but not limited to, the outside services of attorneys, auditors, trustees, financial institutions and consultants; and

     3.4 The payments to Manager described in Sections 3.1, 3.2 and 3.3 shall be in addition to any dividends or distributions paid or payable to Manager as a shareholder of PTI, and any area developer or subfranchising fees paid or payable by PTI to MFHC, Manager or any of MFHC's and Manager's affiliated companies other than PTI.

         4. Scope of Services. In compliance with all applicable federal, state and local laws, rules and regulations, Manager shall perform all services required for the management, conduct and administration of all of the business, operations and affairs of PTI (the "Services"), including without limitation the following:

                  4.1 the present and future licensing of PTI franchises, subfranchises and development rights;

                  4.2 the preparation, execution and administration of all contracts, agreements and disclosure documents pertaining to PTI's business, operations and affairs, including those described in Section 3.1;

                  4.3 the development of domestic and international markets for PTI franchises and subfranchises, the opening of new PTI-franchised stores and the development of new products and inventory related thereto;

                  4.4      the marketing and advertising activities of PTI;

                  4.5 the collection and processing of all royalties and fees payable to PTI in connection with the rights, licenses and operations described in Section 3.1;

                  4.6 the provision of notices to, and correspondence  with, the
         franchisees,   subfranchises,   area  developers,  vendors,  suppliers,
         officers, directors, employees and agents of PTI;

                  4.7 the financial, tax and accounting services, including reporting services related thereto required by PTI, Manager or third parties;

                  4.8      the maintenance of all corporate records;

                  4.9 causing PTI to pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real and personal, owed by or relating to PTI (including federal and state income taxes), except such as PTI and Manager may in good faith contest or as to which a bona fide dispute may arise;

                  4.10 giving notice in writing to each member of the Board of Directors of PTI of: (a) any litigation pending or threatened against PTI; (b) the occurrence of any breach or default in the payment or performance of any obligation owing by PTI to any person or entity; (c) any uninsured or partially uninsured loss through fire, theft, liability damage having a material affect on the conduct of PTI's business; or (d) any termination or cancellation of any insurance policy which PTI maintains;

                  4.11 submitting to each member of the board of directors of PTI a copy of all financial statements (whether internally or externally prepared) of PTI and of Manager; provided that statements will be prepared and provided no less often than quarterly;

                  4.12 causing PTI to maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to PTI's, including but not limited to fire, extended coverage, public liability, damage and workers' compensation, carried in companies and in amounts satisfactory to Manager; and

                  4.13 such other services as are reasonably requested by PTI or its board of directors.

         5. Franchising; Franchising to Manager. Anything herein to the contrary notwithstanding, the Manager shall have full authority to grant area developer rights and franchises to others for the ownership and operation, or subfranchising, of PTI stores, and to manage and administer fully hereunder all matters, agreements, contracts and business of PTI related thereto. Further, the Manager shall have the authority to grant area developer rights and franchises to itself and any of its affiliated companies for the ownership and operation, or subfranchising to others, of PTI stores, and to manage and administer fully hereunder all matters, agreements, contracts and business of PTI related thereto, subject to (A) any restrictions or limitations thereof set forth in any agreements between PTI and its existing franchisees or area developers; (B) the provisions of the Acquisition Agreement and any Related Transaction Documents as that term is defined in the Acquisition Agreement; and (C) the direction of the Franchising Committee of the Board of Directors of PTI acting by authority of its Articles of Incorporation and Bylaws. The Franchise Committee shall consist of one Fields Director and one Lisiewski Director. If the Franchise Committee is unable to act or decide any such matters, then such matter(s) shall be referred to the Board of Directors for action by the Board of Directors.

         6.       Term; Termination.

                  6.1 Term of Agreement. The term of this Agreement shall commence as of the date of execution of this Agreement and shall continue until terminated pursuant to Section 5.2 below.

     6.2  Termination. This Agreement may be terminated by the Parties only

     (a)  by the express written agreement of the Parties, or

     (b) upon the termination of the Shareholder's Agreement (as described on Exhibit A to the Acquisition Agreement).

                  6.3 Rights Upon Termination. Upon termination of this Agreement, Manager shall provide to PTI all of the documentation, materials, and records (in whatever form the foregoing may exist) it possesses relating to PTI, and shall otherwise act in good faith to allow for the continued, uninterrupted operation of PTI.

         7.       Dispute Resolution.

                  7.1 Initial Dispute Resolution. If a dispute arises out of or relates to this Agreement or its breach, the Parties shall endeavor to settle the dispute first through direct discussions. If the dispute cannot be settled through direct discussions, and if both Parties agree, the Parties shall endeavor to settle the dispute by mediation with a third-party mediator before recourse to arbitration. The location of the mediation shall be Salt Lake City, Utah.

                  7.2 Arbitration. Any controversy or claim arising out of or relating to this Agreement or its breach not resolved by mediation, except for claims which have been waived by the making or acceptance of final payment, shall be decided by binding arbitration in accordance with the applicable rules of the American Arbitration Association then in effect unless the Parties mutually agree otherwise. Any such arbitration shall be held in Salt Lake City, Utah. Judgment on the award or decision rendered in arbitration may be entered in any court having jurisdiction thereof.

                  7.3 Work Continuance and Payment. Unless otherwise agreed by the Parties in writing, the Manager shall continue to provide the services covered hereby during any arbitration proceedings.

         8. Indemnification. PTI shall indemnify and hold the Manager (including its officers and employees) harmless from and against any and all losses, liabilities, claims, damages, costs, and expenses (including reasonable attorneys' fees and other expenses of litigation) to which the Manager (or its officers and employees) may become subject arising out of the services provided under this Agreement, provided that such agreement by PTI shall not protect Manager (or its officers and employees) against any liability of which Manager or (its officers and employees) would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence.

         9.       General Provisions.

                  9.1 Assignment. The obligations of Manager under this Agreement are personal to Manager, and PTI is entering into this Agreement in reliance upon Manager's expertise and knowledge in performing Manager's obligations hereunder. For the foregoing reasons, Manager shall not voluntarily or involuntarily, directly or indirectly, sell, assign, hypothecate, pledge or otherwise transfer or dispose of all or any portion of its interest in this Agreement to any third party without the prior written consent of PTI; provided however, Manager may assign this Agreement to any of its affiliated companies having the expertise and resources necessary to perform the Manger's duties hereunder.

                  9.2 Amendment. This Agreement may be amended from time to time only by a writing executed by PTI and Manager, and consented to by PTI's directors.

                  9.3 Notices. All notices, requests, demands, and other communications hereunder by which either party is to be legally bound shall be in writing and shall be given (I) by Federal Express (or other established express delivery service which maintains delivery records),
         (ii) by hand delivery, (iii) or by facsimile transmission, to the Parties at their last known addresses. Notices shall be deemed effective upon dispatch.

                  9.4 Costs and Attorneys' Fees. In the event either party commences an arbitral or legal proceeding to enforce any of the terms of this Agreement, the prevailing party in such action shall have the right to recover reasonable attorneys' fees and costs from the other party, to be fixed by the arbitral panel in the same action.

                  9.5 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all prior agreements and negotiations between the Parties with respect thereto.

          9.6 Governing Law. This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Utah.

                  9.7 No Waiver. No failure or delay of a party in the exercise of any right given to such party hereunder or by law shall constitute a waiver thereof, nor shall any single or partial exercise of any such right preclude the other or further exercise thereof or any other right. The waiver by a party of any breach of any provision shall not be deemed to be a waiver of any subsequent breach thereof, or of any breach of any other provision hereof.

                  9.8 Additional Documents. Each party shall, whenever and as often as reasonably requested by the other party, execute or cause to be executed all such instruments or agreements as may be reasonably necessary in order to carry out the purpose of this Agreement, and each party shall do all other acts reasonably necessary or requested by the other party to carry out the intent and purpose of this Agreement.

                  9.9 Ownership of Documents. All documents related to PTI shall be and remain the sole and exclusive property of PTI, and Manager shall acquire no rights in or to such documents.

                  9.10 No Third Party Beneficiary. Nothing set forth in this Agreement is intended to create in or confer upon any person, firm or entity not a party to this Agreement any rights under this Agreement.

                  9.11 Miscellaneous. The terms, covenants, conditions, and benefits contained herein shall be binding upon and inure to the benefit of the successors, transferees and permitted assigns of the Parties. Time is expressly made of the essence of each and every provision of this Agreement. This Agreement shall be interpreted and construed only by the contents hereof, and there shall be no presumption or standard of construction in favor of or against either party. The individuals executing this Agreement represent and warrant that they have the power and authority to do so, and to bind the entities for whom they are executing this Agreement. If any term or provision of this Agreement or the application of it to any person or circumstance shall to any extent be held by a court to be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and shall be enforced to the extent permitted by law.


     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.


PRETZEL TIME, INC. MRS. FIELDS' ORIGINAL COOKIES, INC.

By:/s/Michael R. Ward
Michael R. Ward, Vice president


By:/s/Martin E. Lisiewski
Martin E. Lisiewski, President Its:

                                    EXHIBIT A


[Attach Budgets and make sure references are coordinated with Sections 3.1C3.4.]